Exhibit 99.1

The following table sets forth transactions by Cascade in the Common Shares of the Issuer during the past sixty days.  All of the acquisitions were affected on the New York Stock Exchange through brokers, except for the Common Shares acquired on March 6, 2009 and April 13, 2009, which were acquired pursuant to a dividend reinvestment plan of the Issuer.

Purchase Date	Nature of Transaction	Amount of Shares	Approximate Price per Share
3/6/2009	Acquisition under dividend reininvestment plan	25,232	$10.14
4/13/2009	Acquisition under dividend reininvestment plan	19,009	$10.82
4/17/2009	Acquisition in the public market	100	$10.7900
4/17/2009	Acquisition in the public market	700	$10.7950
4/17/2009	Acquisition in the public market	9,600	$10.8000
4/17/2009	Acquisition in the public market	400	$10.8075
4/17/2009	Acquisition in the public market	600	$10.8100
4/17/2009	Acquisition in the public market	500	$10.8150
4/17/2009	Acquisition in the public market	1,400	$10.8200
4/17/2009	Acquisition in the public market	100	$10.8225
4/17/2009	Acquisition in the public market	200	$10.8250
4/17/2009	Acquisition in the public market	3,300	$10.8300
4/17/2009	Acquisition in the public market	200	$10.8350
4/17/2009	Acquisition in the public market	67,500	$10.8400
4/17/2009	Acquisition in the public market	1,000	$10.8500
4/17/2009	Acquisition in the public market	6,400	$10.8600
4/17/2009	Acquisition in the public market	1,238	$10.8700
4/17/2009	Acquisition in the public market	3,500	$10.8800
4/17/2009	Acquisition in the public market	3,262	$10.8900
4/20/2009	Acquisition in the public market	800	$10.9000
4/20/2009	Acquisition in the public market	8,900	$10.9100
4/20/2009	Acquisition in the public market	2,400	$10.9200
4/20/2009	Acquisition in the public market	39,264	$10.9300
4/20/2009	Acquisition in the public market	800	$10.9320
4/20/2009	Acquisition in the public market	800	$10.9350
4/20/2009	Acquisition in the public market	4,200	$10.9400
4/20/2009	Acquisition in the public market	4,900	$10.9500
4/20/2009	Acquisition in the public market	1,600	$10.9600
4/20/2009	Acquisition in the public market	2,000	$10.9700
4/20/2009	Acquisition in the public market	2,400	$10.9800
4/20/2009	Acquisition in the public market	400	$10.9850
4/20/2009	Acquisition in the public market	5,900	$10.9900
4/20/2009	Acquisition in the public market	500	$10.9950
4/20/2009	Acquisition in the public market	5,335	$11.0000
4/20/2009	Acquisition in the public market	400	$11.0050
4/20/2009	Acquisition in the public market	6,500	$11.0100
4/20/2009	Acquisition in the public market	4,705	$11.0200
4/20/2009	Acquisition in the public market	4,993	$11.0300
4/20/2009	Acquisition in the public market	2,027	$11.0400
4/20/2009	Acquisition in the public market	1,176	$11.0500
4/21/2009	Acquisition in the public market	100	$10.9000
4/21/2009	Acquisition in the public market	1,000	$10.9100
4/21/2009	Acquisition in the public market	25,023	$10.9200
4/21/2009	Acquisition in the public market	1,500	$10.9300
4/21/2009	Acquisition in the public market	2,700	$10.9400
4/21/2009	Acquisition in the public market	22,080	$10.9500
4/21/2009	Acquisition in the public market	10,756	$10.9600
4/21/2009	Acquisition in the public market	4,029	$10.9700
4/21/2009	Acquisition in the public market	8,200	$10.9800
4/21/2009	Acquisition in the public market	210	$10.9850
4/21/2009	Acquisition in the public market	6,810	$10.9900
4/21/2009	Acquisition in the public market	800	$10.9950
4/21/2009	Acquisition in the public market	2,050	$11.0000
4/21/2009	Acquisition in the public market	1,300	$11.0100
4/21/2009	Acquisition in the public market	400	$11.0200
4/21/2009	Acquisition in the public market	1,800	$10.8700
4/21/2009	Acquisition in the public market	800	$10.9175
4/21/2009	Acquisition in the public market	1,400	$10.9105
4/21/2009	Acquisition in the public market	1,200	$10.9083
4/21/2009	Acquisition in the public market	600	$10.8967
4/21/2009	Acquisition in the public market	1,100	$10.8648
4/21/2009	Acquisition in the public market	1,200	$10.8892
4/21/2009	Acquisition in the public market	600	$10.8925
4/21/2009	Acquisition in the public market	600	$10.8950
4/21/2009	Acquisition in the public market	500	$10.9060
4/21/2009	Acquisition in the public market	1,100	$10.9364
4/21/2009	Acquisition in the public market	500	$10.9225
4/21/2009	Acquisition in the public market	400	$10.9425
4/21/2009	Acquisition in the public market	71	$10.9450
4/21/2009	Acquisition in the public market	400	$10.9150
4/21/2009	Acquisition in the public market	200	$10.9250
4/21/2009	Acquisition in the public market	300	$10.9725
4/21/2009	Acquisition in the public market	271	$10.9575